     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2000


                                                      REGISTRATION NO. 333-31932
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                        TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                        DELAWARE                                                13-3532643
            (State or Other Jurisdiction of                                  (I.R.S. Employer
             Incorporation or Organization)                               Identification Number)

                7000 FANNIN, 20TH FLOOR                                    DAVID B. MCWILLIAMS
                  HOUSTON, TEXAS 77030                            PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     (713) 796-8822                                      7000 FANNIN, 20TH FLOOR
           (Address, Including Zip Code, and                               HOUSTON, TEXAS 77030
         Telephone Number, Including Area Code,                               (713) 796-8822
      of Registrant's Principal Executive Offices)                (Name, Address, Including Zip Code and
                                                                  Telephone Number, Including Area Code,
                                                                          of Agent for Service)

                            ------------------------

                                   COPIES TO:

                 ROBERT G. REEDY, ESQ.                                      JI HOON HONG, ESQ.
                  PORTER & HEDGES, LLP                                     SHEARMAN & STERLING
               700 LOUISIANA, 35TH FLOOR                                   599 LEXINGTON AVENUE
                  HOUSTON, TEXAS 77002                                   NEW YORK, NEW YORK 10022
               TELEPHONE: (713) 226-0674                                TELEPHONE: (212) 848-4000
                TELECOPY: (713) 226-0274                                 TELECOPY: (212) 848-7179

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


                                EXPLANATORY NOTE



     This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-31932) of Texas Biotechnology Corporation is filed solely to file copies of the exhibits listed in Item 16 hereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the American Stock Exchange listing fee.

SEC Registration Fee........................................   $ 32,779
NASD Fee....................................................     12,916
American Stock Exchange Listing Fee.........................     17,500
Transfer agent and Registrar fees...........................      5,000
Accounting fees and expenses................................    100,000
Legal fees and expenses.....................................    175,000
Printing and mailing expenses...............................    150,000
Miscellaneous...............................................     75,305
                                                               --------
          Total.............................................   $568,500
                                                               ========

---------------

     All expenses are estimated except for the SEC registration fee, the NASD fee and the American Stock Exchange listing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware, commonly referred to as the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

     As permitted by the DGCL, our By-laws provide that it will indemnify the directors, officers, employees and agents of ours against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, our Certificate of Incorporation, as amended, indemnifies the directors, officers, employees, and our agents to the maximum extent permitted by the DGCL. We have also entered into indemnification agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. We have director and officer liability insurance policies that provide coverage of up to $10.0 million.

ITEM 16. EXHIBITS


        EXHIBIT
          NO.                                DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         1.1(1)           -- Form of Underwriting Agreement
         4.1              -- Article Fourth and Ninth of the Certificate of
                             Incorporation, as amended (Incorporated by reference to
                             Exhibit 3.1 to our Form 10 (File No. 0-20117) effective
                             June 26, 1992, as amended.)
         4.2              -- Article Fourth of the Amendment to the Certificate of
                             Incorporation dated November 30, 1993 (Incorporated by
                             reference to Exhibit 3.4 our Form 10-Q (File No. 0-20117)
                             filed with the Commission on November 14, 1994.)
         4.3              -- Article Fourth of the Amendment to the Certificate of
                             Incorporation dated May 20, 1994 (Incorporated by
                             reference to Exhibit 3.5 to our Form 10-Q (File No.
                             0-20117) filed with the Commission on November 14, 1994.)
         4.4              -- Article Fourth of the Certificate of Amendment of
                             Certificate of Incorporation (Incorporated by reference
                             to Exhibit 3.6 to our Form 10-Q (File No. 1-12574) for
                             the quarter ended June 30, 1996.)
         4.5              -- Article II of the Amended and Restated By-laws
                             (Incorporated by reference to Exhibit 3.7 our Form 10-Q
                             (File No. 1-12574) for the quarter ended September 30,
                             1996.)
         5.1(2)           -- Opinion of Porter & Hedges, L.L.P. with respect to
                             legality of the securities, including consent.
        23.1(2)           -- Consent of KPMG LLP
        23.2(2)           -- Consent of Porter & Hedges, L.L.P. (included in Exhibit
                             5)
        23.3(2)           -- Consent of Rockey, Milnamow & Katz, Ltd.
        24.1(2)           -- Power of Attorney (contained in signature page)
        27.1(2)           -- Financial Data Schedule


---------------


(1) Filed herewith.


(2) Previously filed.


ITEM 17. UNDERTAKINGS


  Item 512(b) of Regulation S-K

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  Item 512(h) of Regulation S-K

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

  Item 512(i) of Regulation S-K

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 6th day of April, 2000.


                                            TEXAS BIOTECHNOLOGY CORPORATION

                                            By:   /s/ DAVID B. MCWILLIAMS
                                              ----------------------------------
                                                     David B. McWilliams
                                                President and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                          *                            Director, Chairman of the Board   April 6, 2000
-----------------------------------------------------  of Directors
                  John M. Pietruski

               /s/ DAVID B. MCWILLIAMS                 Director, President and Chief     April 6, 2000
-----------------------------------------------------  Executive Officer (Principal
                 David B. McWilliams                   Executive Officer)

                          *                            Director, Vice President,         April 6, 2000
-----------------------------------------------------  Research
             Richard A. F. Dixon, Ph.D.

               /s/ STEPHEN L. MUELLER                  Vice President, Finance and       April 6, 2000
-----------------------------------------------------  Administration, Secretary and
                 Stephen L. Mueller                    Treasurer (Principal Financial
                                                       and Accounting Officer)

                          *                                        Director              April 6, 2000
-----------------------------------------------------
                  Frank C. Carlucci

                          *                                        Director              April 6, 2000
-----------------------------------------------------
              James T. Willerson, M.D.

                          *                                        Director              April 6, 2000
-----------------------------------------------------
                Robert J. Cruikshank

                          *                                        Director              April 6, 2000
-----------------------------------------------------
                Suzanne Oparil, M.D.

                          *                                        Director              April 6, 2000
-----------------------------------------------------
               James A. Thomson, Ph.D.

            * By: /s/ STEPHEN L. MUELLER                                                 April 6, 2000
   -----------------------------------------------
                 Stephen L. Mueller
        individually and as attorney in fact

                                 EXHIBIT INDEX


     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
            1.1(1)       -- Form of Underwriting Agreement
            4.1          -- Article Fourth and Ninth of the Certificate of
                            Incorporation, as amended (Incorporated by reference to
                            Exhibit 3.1 to our Form 10 (File No. 0-20117) effective
                            June 26, 1992, as amended.)
            4.2          -- Article Fourth of the Amendment to the Certificate of
                            Incorporation dated November 30, 1993 (Incorporated by
                            reference to Exhibit 3.4 our Form 10-Q (File No. 0-20117)
                            filed with the Commission on November 14, 1994.)
            4.3          -- Article Fourth of the Amendment to the Certificate of
                            Incorporation dated May 20, 1994 (Incorporated by
                            reference to Exhibit 3.5 to our Form 10-Q (File No.
                            0-20117) filed with the Commission on November 14, 1994.)
            4.4          -- Article Fourth of the Certificate of Amendment of
                            Certificate of Incorporation (Incorporated by reference
                            to Exhibit 3.6 to our Form 10-Q (File No. 1-12574) for
                            the quarter ended June 30, 1996.)
            4.5          -- Article II of the Amended and Restated By-laws
                            (Incorporated by reference to Exhibit 3.7 our Form 10-Q
                            (File No. 1-12574) for the quarter ended September 30,
                            1996.)
            5.1(2)       -- Opinion of Porter & Hedges, L.L.P. with respect to
                            legality of the securities, including consent.
           23.1(2)       -- Consent of KPMG LLP
           23.2(2)       -- Consent of Porter & Hedges, L.L.P. (included in Exhibit
                            5)
           23.3(2)       -- Consent of Rockey, Milnamow & Katz, Ltd.
           24.1(2)       -- Power of Attorney (contained in signature page)
           27.1(2)       -- Financial Data Schedule


---------------


(1) Filed herewith.


(2) Previously filed.